Exhibit 99.1

Media Contact: Mike Dougherty 612.851.7802 mdougherty@valspar.com	Investor Contact: Tyler Treat 612.851.7358 ttreat@valspar.com

Valspar Reports Second-Quarter Results

Company Reaffirms FY 2011 Guidance, Announces Actions to Reduce Cost Structure

Minneapolis, Minn. – May 16, 2011 – The Valspar Corporation (NYSE-VAL) today reported its results for the second-quarter ended April 29, 2011.

Second-quarter sales totaled $992.7 million, a 23.5 percent increase from the second quarter of 2010.  Second-quarter adjusted net income per share increased to $0.64 in 2011 from $0.61 in 2010.  Second-quarter adjusted net income per share in 2011 excludes $0.05 per share in acquisition-related charges and a $0.01 per share charge related to restructuring actions.  Net income for the second quarter of 2011 was $56.3 million and reported earnings per share were $0.58.  Net income for the second quarter of 2010 was $61.7 million.

The company announced restructuring actions related to improving the profitability of its Wattyl acquisition and further reducing the cost structure of its global wood product line.  These actions are expected to result in charges to earnings of $0.30-$0.35 per share over the next 12 months and generate annual savings of $0.12-$0.14 per share by fiscal 2013.

“We were pleased with our improved sales and earnings performance for the quarter, a particularly solid accomplishment given the strength of our results in the second quarter of 2010,” said William L. Mansfield, Valspar chairman and chief executive officer. “Double-digit top-line growth resulting from acquisitions, pricing and the continued success of our new business efforts helped to mitigate the impact of substantially higher raw material costs.  We are continuing to raise our selling prices and taking steps to further reduce our cost structure while maintaining investments in our brands and technology.  We continue to expect fiscal year 2011 adjusted net income per share in the range of $2.45 to $2.65.”

Mansfield, Gary Hendrickson, president and chief operating officer, and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today.  The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations.  Those unable to participate during the live broadcast can access an archive of the call on the Valspar website.  A taped delay of the call will also be available from 12:30 p.m. Central Time May 16 through Midnight on May 30 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 204009.

The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions.  These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended April 29, 2011 and April 30, 2010

	Second Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2011	2010	2011	2010
Net Sales	$992,729	$803,570	$1,835,133	$1,475,933
Cost of Sales	677,219	530,217	1,260,710	985,589
Gross Profit	315,510	273,353	574,423	490,344
Research and Development	30,059	24,703	57,883	48,368
Selling, General and Administrative	185,935	144,347	353,636	277,784
Income From Operations	99,516	104,303	162,904	164,192
Interest Expense	15,486	14,726	31,045	29,111
Other (Income) Expense, Net	(17)	(1,255)	547	(1,459)
Income Before Income Taxes	84,047	90,832	131,312	136,540
Income Taxes	27,739	29,159	41,577	40,930
Net Income	$56,308	$61,673	$89,735	$95,610
Average Number of Shares O/S - basic	94,432,627	98,657,090	95,646,147	98,895,203
Average Number of Shares O/S - diluted	97,497,045	100,986,419	98,570,609	101,058,134
Net Income per Common Share - basic	$0.60	$0.63	$0.94	$0.97
Net Income per Common Share - diluted	$0.58	$0.61	$0.91	$0.95

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted net income per common share – diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted”. Management discloses these measures because we believe the measures may assist investors in comparing our results of operations in the respective periods without regard to the effect on results of (i) after-tax acquisition-related charges in the 2011 period and (ii) after-tax restructuring charges in the 2011 and 2010 periods.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Second Quarter		Year-To-Date
	2011	2010	2011	2010
Net Income per Common Share - diluted	$0.58	$0.61	$0.91	$0.95
Acquisition-related Charges	0.05	—	0.09	—
Restructuring Charges	0.01	—	0.02	0.02
Adjusted Net Income per Common Share - diluted	$0.64	$0.61	$1.02	$0.97

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2011
Forecasted Net Income per Common Share - diluted	$2.16 - $2.31
Acquisition-related Charges	$0.09
Restructuring Charges	$0.20 - $0.25
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$2.45 - $2.65

(Dollars in thousands)	April 29, 2011	October 29, 2010	April 30, 2010
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$120,051	$167,621	$164,627
Restricted Cash	16,977	12,574	—
Accounts and Notes Receivable, Net	708,495	628,589	560,637
Inventories	431,237	349,149	253,316
Deferred Income Taxes	49,850	49,069	35,035
Prepaid Expenses and Other	79,391	77,920	87,131
Total Current Assets	1,406,001	1,284,922	1,100,746
Goodwill	1,385,406	1,355,818	1,333,678
Intangibles, Net	654,774	637,390	624,211
Other Assets	14,967	17,398	4,483
Long Term Deferred Income Taxes	4,902	4,778	5,216
Property, Plant & Equipment, Net	573,852	567,630	452,016
Total Assets	$4,039,902	$3,867,936	$3,520,350

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$354,467	$8,088	$6,370
Trade Accounts Payable	473,794	447,303	359,120
Income Taxes	35,579	33,331	32,933
Other Accrued Liabilities	319,371	396,129	295,532
Total Current Liabilities	1,183,211	884,851	693,955
Long Term Debt, Net of Current Portion	903,031	943,216	873,489
Deferred Income Taxes	263,503	256,525	241,007
Other Long Term Liabilities	155,316	152,979	170,328
Total Liabilities	2,505,061	2,237,571	1,978,779
Stockholders’ Equity	1,534,841	1,630,365	1,541,571
Total Liabilities and Stockholders’ Equity	$4,039,902	$3,867,936	$3,520,350

The Valspar Corporation

Other Financial Data

Dollars in thousands

	Quarter 2		Year-to-Date
	2011	2010	2011	2010
I. Comparison year over year
Gross Profit, as a percentage of net sales *
Gross Profit, reported	31.8%	34.0%	31.3%	33.2%
Gross Profit, adjusted for cost of restructuring and acquisition-related charges	32.3%	34.0%	32.0%	33.5%

Operating Expense as a percentage of net sales *
Operating Expense, reported	21.8%	21.0%	22.4%	22.1%
Operating Expense, adjusted for cost of restructuring and acquisition-related charges	21.5%	21.0%	22.3%	22.1%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	10.0%	13.0%	8.9%	11.1%
Operating Profit, adjusted for cost of restructuring and acquisition-related charges	10.9%	13.0%	9.8%	11.4%

	Quarter 2		YTD
	2011	2010	2011	2010
II. Segment Data
Sales
Coatings	$509,136	$442,091	$965,525	$833,412
Paint	418,380	303,996	754,331	537,409
All Other less intersegment sales	65,213	57,483	115,277	105,112
Total	$992,729	$803,570	$1,835,133	$1,475,933

Earnings Before Interest and Taxes (EBIT) *
Coatings	$59,913	$62,417	$110,738	$105,372
Paint	38,964	52,161	58,477	79,993
All Other	656	(9,020)	(6,858)	(19,714)
Total	$99,533	$105,558	$162,357	$165,651

Earnings Before Interest and Taxes (EBIT) *, adjusted for cost of restructuring and acquisition-related charges
Coatings	$63,234	$62,494	$115,055	$108,005
Paint	43,873	52,300	70,293	81,397
All Other	656	(8,975)	(6,858)	(19,489)
Total	$107,763	$105,819	$178,490	$169,913

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2010 presentation.